Exhibit 10.30

[Form of]

NOMINATION AGREEMENT

This Nomination Agreement (this “Agreement”), dated as of                 , 2005, by and between FreightCar America, Inc. (the “Company”) and [Camillo M. Santomero, III] [Trimaran Investments II, L.L.C., a Delaware limited liability company, on behalf of each of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Capital Corporation and CIBC Employee Private Equity Fund (Trimaran) Partners] [Caravelle Investment Fund, L.L.C., a Delaware limited liability company] (“Stockholder”).

In consideration of the mutual covenants and obligations set forth in this Agreement, the receipt and sufficiency of which are acknowledged by each of the parties hereto, effective as of the date on which the initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), is consummated (the “Effective Time”), the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Nomination of Director Nominees.     From and after the Effective Time, the Company shall use its reasonable efforts to cause one individual selected by Stockholder to be included as a nominee (a “Nominee”) for election as a director (a “Director”) of the Company’s Board of Directors (the “Board”) to be considered at any meeting of the Company’s stockholders called for the election of Class [II] [III] Directors; provided that any such Nominee shall be nominated in accordance with Section 2.12 of the Company’s by-laws.

2.         Further Assurance.     Subject to Section 3 hereof, each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, including, without limitation, compliance with all applicable laws and regulations; provided, however, that Stockholder acknowledges that the determination of which individuals will be considered a Nominee, and therefore eligible for election as a Director at any meeting of the Company’s stockholders, rests with the Board.

3.         No Violation of Fiduciary Duties.     Nothing in this Agreement shall be interpreted as an obligation of the Board or any committee thereof to violate its fiduciary duties.

4.         Termination.     This Agreement may be terminated by Stockholder at any time by written notice to the Company. In addition, this Agreement shall terminate automatically when Stockholder and its Permitted Transferees (as defined below) collectively own less than 50% of the number of shares of Common Stock held by Stockholder, on a fully diluted basis, as of the later of the Effective Time and the date on which all of the shares of the Common Stock to be sold by the Company’s stockholders, following the exercise of the over-allotment option by the underwriters of the IPO, have been sold.

[For Nomination Agreement with Camillo M. Santomero, III:

“Permitted Transferees” shall mean any Affiliate (as defined below) or individual related by blood or marriage (no more remote than first cousin) to Stockholder (“Related Persons”) or a trust or similar entity which is controlled by Stockholder and is established entirely for the benefit of Stockholder or his Related Persons, or an individual retirement account or pension plan for Stockholder’s benefit.

“Affiliate” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Stockholder. The term “control” shall mean, as applied to any person or entity, the possession directly or indirectly of the power to direct or cause the direction of the management of such person or entity through the ownership of voting securities or otherwise and the terms “controlling” and “controlled” have the correlative meanings.]

[For Nomination Agreements with Trimaran Investments II, L.L.C. and Caravelle Investment Fund, L.L.C.:

“Permitted Transferees” shall mean any Affiliate (as defined below) or Associated Entity (as defined below) of Stockholder.

“Affiliate” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Stockholder. The term “control” shall mean, as applied to any person or entity, the possession directly or indirectly of the power to direct or cause the direction of the management of such person or entity through the ownership of voting securities or otherwise and the terms “controlling” and “controlled” have the correlative meanings.

“Associated Entities” shall mean (1) members of Stockholder, (2) employees of Stockholder or any of its Affiliates, (3) any Affiliate or associate of any such members or employees, (4) any investor in any Stockholder’s program that has co-investment rights with respect to the Company or (5) any combination of the persons named in the immediately preceding clauses (1), (2), (3) or (4).]

5.         Entire Agreement.     Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6.         Successors and Assigns.     Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the respective successors, personal representatives and assigns of the parties hereto whether or not expressed.

7.         Reorganization, etc.     The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of capital stock of the Company.

8.         Counterparts.     This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart of this Agreement shall not affect the delivery, enforceability or binding effect of this Agreement.

9.         Remedies.     The Company and Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the Company and Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

10.         Governing Law.     All questions concerning the relative rights of the Company and Stockholder and the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.         Headings.     The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Nomination Agreement on the day and year first above written.

FREIGHTCAR AMERICA, INC.
By:
Name:
Title:

[STOCKHOLDER]